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As filed with the Securities and Exchange Commission on December 11, 2003

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

BUSINESS OBJECTS S.A.
(Exact name of Registrant as specified in its charter)

Republic of France	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

157-159 Anatole France
Levallois-Perret
France 92300
(Address, including zip code, of Registrant's principal executive offices)

FRENCH EMPLOYEE SAVINGS PLAN, as amended
1995 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN, as amended
(Full titles of the Plans)

James R. Tolonen
Chief Financial Officer
Business Objects Americas
3030 Orchard Parkway
San Jose, California 95134
(408) 953-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
 John T. Sheridan, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Ordinary Shares, nominal value 0.10 euros per share(1)

French Employee Savings Plan	50,000	$27.84	$1,392,000 (3)	$113

1995 International Employee Stock Purchase Plan	250,000	$27.84	$6,960,000 (3)	$564

(1)
American Depositary Shares evidenced by American Depositary Receipts that are issuable upon deposit of the Ordinary Shares with The Bank of New York as Depositary registered hereby have been registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-109712).

(2)
This Registration Statement shall also cover any additional Ordinary Shares which become issuable under the French Employee Savings Plan or the 1995 International Employee Stock Purchase Plan by reason of any stock dividend, stock split, capitalization of reserves and premiums or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding Ordinary Shares of Business Objects S.A.

(3)
Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, on the basis of $27.84 per share (85% of $32.75, which was the average of the high and low prices of the Registrant's American Depositary Shares on December 10, 2003).

Explanatory Note

        This Registration Statement on Form S-8 is being filed pursuant to Item E under the general instruction to Form S-8 under the Securities Act of 1933, as amended, for the purpose of registering (i) an additional 50,000 of the Registrant's Ordinary Shares ("Shares") to be issued pursuant to the Registrant's French Employee Savings Plan, as amended (the "Savings Plan") and (ii) an additional 250,000 Shares to be issued under the Registrant's 1995 International Employee Stock Purchase Plan, as amended (the "1995 Plan"). The entire contents of the following registration statements previously filed by the Registrant with the Securities and Exchange Commission relating to the Savings Plan and the 1995 Plan are hereby incorporated herein:

          (1)   The Registrant's Form S-8 Registration Statement, Registration No. 333-42063, dated December 11, 1997, relating to the Savings Plan and the 1995 Plan;

          (2)   The Registrant's Form S-8 Registration Statement, Registration No. 333-65571, dated October 9, 1998, relating to the Savings Plan and the 1995 Plan;

          (3)   The Registrant's Form S-8 Registration Statement, Registration No. 333-84341, dated August 3, 1999, relating to the Savings Plan and the 1995 Plan;

          (4)   The Registrant's Form S-8 Registration Statement, Registration No. 333-42670, dated July 31, 2000, relating to the Savings Plan and the 1995 Plan;

          (5)   The Registrant's Form S-8 Registration Statement, Registration No. 333-69376, dated September 14, 2001, relating to the Savings Plan and the 1995 Plan;

          (6)   The Registrant's Form S-8 Registration Statement, Registration No. 333-101105, dated November 8, 2002, relating to the Savings Plan and the 1995 Plan; and

          (7)   The Registrant's Form S-8 Registration Statement, Registration No. 333-109275, dated September 30, 2003, relating to the Savings Plan and the 1995 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number		Description of Document
4.1	(1)	Form of Deposit Agreement, as amended and restated on October 15, 2003, among Business Objects S.A. and the Bank of New York, as Depositary, and holders from time to time of American Depositary Shares issued thereunder (including Exhibit A to Deposit Agreement).
4.2		French Employee Savings Plan, as amended.
4.3		1995 International Employee Stock Purchase Plan, as amended.
5.1		Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the validity of the Ordinary Shares under the French Employee Savings Plan, as amended.
5.2		Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the validity of the Ordinary Shares under the 1995 International Employee Stock Purchase Plan, as amended.
23.1		Consent of Ernst & Young LLP, independent auditors.
23.2		Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 and Exhibit 5.2).
24.1		Powers of Attorney (included on signature page).

(1)
Incorporated by Reference to Exhibit 1 to Registrant's registration statement on Form F-6 filed with the Commission on October 15, 2003 (File No. 333-109712).

II-1

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, California, on December 11, 2003.

BUSINESS OBJECTS S.A.
By:	/s/ Bernard Liautaud Bernard Liautaud, Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bernard Liautaud and James R. Tolonen and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on this Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed on December 11, 2003, by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Bernard Liautaud Bernard Liautaud	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	December 11, 2003
/s/ James R. Tolonen James R. Tolonen	Chief Financial Officer and Senior Group Vice President (Principal Financial and Accounting Officer)	December 11, 2003
/s/ John Olsen John Olsen	Director, President and Chief Operating Officer	December 11, 2003
/s/ Bernard Charles Bernard Charlès	Director	December 11, 2003
Arnold N. Silverman	Director
Albert Eisenstat	Director
/s/ Gerald Held Gerald Held	Director	December 11, 2003
/s/ Jean-Francois Heitz Jean-Francois Heitz	Director	December 11, 2003
/s/ David Peterschmidt David Peterschmidt	Director	December 11, 2003
David J. Roux	Director

II-2

Index to Exhibits

Exhibit Number		Description of Document
4.1	(1)	Form of Deposit Agreement, as amended and restated on October 15, 2003, among Business Objects S.A. and the Bank of New York, as Depositary, and holders from time to time of American Depositary Shares issued thereunder (including Exhibit A to Deposit Agreement).
4.2		French Employee Savings Plan, as amended.
4.3		1995 International Employee Stock Purchase Plan, as amended.
5.1		Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the validity of the Ordinary Shares under the French Employee Savings Plan, as amended.
5.2		Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the validity of the Ordinary Shares under the 1995 International Employee Stock Purchase Plan, as amended.
23.1		Consent of Ernst & Young LLP, independent auditors.
23.2		Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 and Exhibit 5.2).
24.1		Powers of Attorney (included on signature page).

(1)
Incorporated by Reference to Exhibit 1 to Registrant's registration statement on Form F-6 filed with the Commission on October 15, 2003 (File No. 333-109712).

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
Index to Exhibits